Exhibit 10
FIRST AMENDMENT TO
METHODE ELECTRONICS, INC. 2000 STOCK PLAN
     WHEREAS, Methode Electronics, Inc. (the “Company”) has adopted the Methode Electronics, Inc. 2000 Stock Plan (the “Plan”), which provides for the issuance of incentive stock options, non-qualified stock options, stock appreciation rights, and restricted stock pursuant to awards granted thereunder;
     WHEREAS, the Company desires to amend the Plan to permit the grant of restricted stock units;
     WHEREAS, Section 4 of the Plan permits a Committee of the Board of Directors to amend the Plan, subject to stockholder approval when necessary to comply with any law, regulation or stock exchange requirement; and
     WHEREAS, the approval of the Board of Directors has been obtained for this Amendment to the Plan;
     NOW, THEREFORE, the Plan is hereby amended effective as of December 14, 2006:
     1. The first sentence of the Preamble is amended by deleting the word “and” before the number “iv” and by adding the following clause to the end of the sentence “and (v) restricted stock units (“Restricted Stock Units”):”
     2. The last sentence of the Preamble is amended and restated to read as follows:
“The provisions of this Plan do not apply to or affect any option, stock appreciation right, restricted stock, or restricted stock unit hereafter granted under any other stock plan of the Company, and all such options, stock appreciation rights, restricted stock, or restricted stock units shall be governed by and subject to the applicable provisions of the plan under which they will be granted.”
3. Section 2.02 is amended and restated to read as follows:
“2.02 ‘Award’ means the grant of Options, SARs, Restricted Stock, and/or Restricted Stock Units to a Participant.”
4. Section 2.03 is amended and restated to read as follows:
“2.03 ‘Award Date’ means the date upon which an Option, SAR, Restricted Stock, or Restricted Stock Unit is awarded to a Participant under the Plan.”
     5. The following section is inserted after Section 2.21 and the remaining sections of Article 2 are renumbered sequentially:

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“2.22 ‘Restricted Stock Unit’ means a unit awarded to a Participant pursuant to Section 8 of this Plan evidencing the right of a Participant to receive a fixed number of shares of Common Stock at some future date.”
     6. The first sentence of Section 3 is amended by adding the words “or Restricted Stock Unit” to follow the words “Restricted Stock”.
     7. Section 4(c) is amended to replace the words “Options, Restricted Stock and/or SARs” with the words “Options, Restricted Stock, Restricted Stock Units, and/or SARS”.
     8. Section 5 is amended to replace the words “ISOs, NSOs, SARs and shares of Restricted Stock” with the words “ISOs, NSOs, SARs, Restricted Stock Units, and shares of Restricted Stock”.
     9. Section 8 and subsections (a) and (b) thereof are amended and restated to read as follows:
“8. Terms and Conditions of Awards of Restricted Stock or Restricted Stock Units.
Subject to the terms of the Plan, the Committee, in its discretion, may award Restricted Stock or Restricted Stock Units to any Participant. Each Award of Restricted Stock or Restricted Stock Units shall be evidenced by an agreement, in such form as is approved by the Committee, and all shares of Common Stock awarded to Participants under this Plan as Restricted Stock and all Restricted Stock Units shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Committee shall deem appropriate:
(a)	Restricted Period. Restricted Stock Units and shares of Restricted Stock awarded under this Section 8 may not be sold, assigned, transferred, pledged or otherwise encumbered before they vest, and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered at any time.

(b)	Vesting. Unless otherwise determined by the Committee and set forth in the agreement evidencing an Award, Awards of Restricted Stock and Restricted Stock Units under this Section 8 shall vest in accordance with Section 11.2. Until a Participant’s shares of Restricted Stock vest, he may receive cash dividends declared thereon, but all noncash dividends and distributions with respect to shares of Restricted Stock shall be subject to the same vesting and other restrictions applicable to the underlying shares of Restricted Stock.”
     10. Section 8 is amended to add subsection (d) to read as follows:

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“(d) Restricted Stock Units. In the case of an Award of Restricted Stock Units, no shares of Common Stock or other property shall be issued at the time such Award is granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units (or at such other time as may be determined by the Committee), shares of Common Stock shall be issued to the holder of the Restricted Stock Units and evidenced in such manner as the Committee may deem appropriate.”
     11. Section 11.2 is amended and restated to read as follows:
“11.2 Restricted Stock, Restricted Stock Units, and SARs. The Committee shall establish the vesting schedule to apply to any Award of Restricted Stock, Restricted Stock Unit, or SAR that is not associated with an ISO or NSO granted under the Plan to a Participant, and in the absence of such a vesting schedule set forth in the Agreement evidencing the Award, such Award shall vested in accordance with Section 11.1.”
     12. Section 11.3 is amended to replace the words “a Restricted Stock Award” with the words Award of Restricted Stock or Restricted Stock Units”.
     13. The first sentence of the first paragraph of Section 18 is amended to replace the words “Restricted Stock” with the words “Restricted Stock or Restricted Stock Units” in both instances.
     Executed this 20th day of December, 2006.

METHODE ELECTRONICS, INC.

By:	James W. Ashley

Its:	Secretary

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